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                       [LETTERHEAD OF BAKER BOTTS L.L.P.]


                               September 15, 2000


AmeriGas Partners, L.P.
460 North Gulph Road
King of Prussia, PA  19406



                                   Tax Opinion
                                   -----------

                  We have acted as special counsel to you in connection with the Registration Statement on Form S-3 (the "Registration Statement") of AmeriGas Partners, L.P., a Delaware limited partnership (the "Partnership"), relating to the registration of the offering and sale (the "Offering") of common units ("Common Units") of the Partnership.

                  We confirm that statements as to matters of law contained under the caption "Tax Considerations" in the Registration Statement are our opinion subject to the qualifications stated therein.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm and this opinion contained under the caption "Tax Considerations". We do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                     Yours very truly,

                                                     /s/ Baker Botts L.L.P.

                                                     Baker Botts L.L.P.